SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549
                                     FORM 8-K
                                  CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported):  June 21, 2001
                          GLOBAL ECO-LOGICAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

   Florida                         0-30589                  65-0405148
(State or other                 (Commission File          (I.R.S. Employer
jurisdiction of                     Number)         Identification Number)
incorporation)

                            3 Broad Street, Suite 300
                        Charleston, South Carolina 29401
                 (Address of principal executive offices) (Zip Code)
                                (843) 534-1330
               (Registrant's telephone number, including area code)
Item 1.  Changes in Control of Registrant.
     Not applicable.
Item 2.  Acquisition Or Disposition Of Assets.
          Pursuant to a Share Exchange Agreement (the "Agreement") dated June 21, 2001, Corporate Vision, Inc. (the "CVIA"), an Oklahoma corporation, acquired all the issued and outstanding shares of common stock of Southeastern Research & Recovery, Inc. ("SRR"), a South Carolina corporation, from the sole shareholder thereof, Global Eco-Logical
Services, Inc. ("the Company"), a Florida corporation, in exchange for 22,500,000 shares (the "CVIA Shares") of common stock of CVIA. The shares issued in the acquisition bear a restrictive legend in accordance with Rules 144 and 502 promulgated under the Securities Act of 1933. As further consideration for the SRR shares, CVIA agreed to assume the Company's accounts payable obligations to Mottern, Fisher and Goldman, P.C. and Tauber and Balser, P.C.
     The number of CVIA Shares is subject to adjustment six and twelve months (an "Adjustment Date") after the acquisition date based on the future market price of the CVIA Shares. Specifically, in the event the CVIA Shares held by the Company on each Adjustment Date do not have a fair market value equal to or greater than $2,250,000, then CVIA shall be obligated to issue the Company additional shares of CVIA common stock sufficient to result in the fair market value of the CVIA Shares held by the Company on the Adjustment Date, plus the additional shares issued as of the Adjustment Date, having a total value equal to $2,250,000. At each Adjustment Date, the fair market value of CVIA's common stock shall be the average of the high and low price of the common stock for the twenty business days prior to the Adjustment Date, provided that if CVIA's common stock is not traded during such period, the fair market value of the common stock shall instead be the book value per share of CVIA's common stock determined as of the date of the last financial statements prepared by CVIA. In addition, if the fair market value of CVIA's common stock determined in the manner set forth above on the twenty-first business day before an Adjustment Date would result in the issuance of additional shares of CVIA common stock to the Company if such date were an Adjustment Date, then Global, and no officer, director or affiliate thereof may sell shares of CVIA's common stock during the subsequent twenty business days.

     As a result of and pursuant to the Agreement, CVIA agreed to reduce the number of directors to four, two of which shall be nominees of the Company. The four directors of CVIA are now A. Leon Blaser, Gary Mays, William Tuorto, and Ted Fenn. The latter two of which were appointed by Global.

     Pursuant to the Agreement, a Management and Operations Agreement (the "Management Agreement") was executed among the Company, CVIA and SRR. Under the Management Agreement, the Company agreed to provide management and operational support services to SRR for a five-year period, in exchange for fifty percent of the net cash flow generated by CVIA's operating activities. Under the Management Agreement, the net cash flow from SRR will be determined on a quarterly basis from the "net cash provided by operating activities" of SRR's financial statements utilized for CVIA's consolidated financial statements, less the amount of any management fee paid by SRR for the quarter. CVIA may terminate the Management Agreement prior to the expiration of its term upon thirty (30) days advance notice and the payment to the Company of a termination fee equal to the lesser of a) $250,000, or b) the average monthly management fee paid or payable to the Company for the twelve months prior to the date of such notice of termination times the number of months remaining in the term of the Management Agreement.
     Pursuant to the Agreement, an Options Agreement was executed between the Company and CVIA. Under the Option Agreement, CVIA granted the Company an option to repurchase all of the issued and outstanding common stock of SRR in exchange for 22,500,000 shares of CVIA common stock and $200,000 cash. The option is exercisable at any time from January 1, 2002 to August 1, 2002. While the option is outstanding, CVIA has agreed not to transfer, assign, pledge, hypothecate or convey the shares of SRR common stock in any manner without the express without the express written consent of the Company.

     As part of the acquisition of SRR, the Company has entered into employment agreements with Richard D. Tuorto, Jr. and William L. Tuorto, and anticipates entering into employment/independent contractor agreements in the near future with other key members of management of SRR, including James Sease and Tom Strenth.
     Prior to the acquisition of SRR, the Company had 19,564,850 shares of common stock issued and outstanding, and 42,064,850 shares immediately following the reorganization. Thus, as part of the acquisition of SRR, Global obtained a controlling interest in the Company.
Item 3.  Bankruptcy or Receivership.
     Not applicable.
Item 4.  Changes in Registrant's Certifying Accountant.
     Not applicable.
Item 5.  Other Events.
     Not applicable.
Item 6.  Resignations Of Directors And Executive Officers.
     Not applicable.
Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.
     (a) Financial Statements of Business Acquired:  Not required.
     (b) Pro Forma Financial Information:  Not required.
     (c) Exhibits:
Exhibit No.                 Description
10.1	Share Exchange Agreement
10.2	Management Agreement
10.3	Option Agreement
10.4	Consultant Agreement
Item 8.  Change in Fiscal Year.
     Not applicable.
Item 9.  Sales of Equity Securities Pursuant to Regulation S
     Not applicable.
                                    SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
                                         GLOBAL ECO-LOGICAL SERVICES, INC.
Date: August 9, 2001                        By: /s/ Richard Tuorto, Sr.
                                                    Richard Tuorto, Sr.
                                            Its: President and
                                            Chief Executive Officer